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                           STANDARD FORM OF LOFT LEASE
                    The Real Estate Board of New York, Inc.
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Agreement of Lease, made as of this 8th day of July 1999, between FIRST
INDUSTRIAL, LP., having an office at 575 Underhill Boulevard, Suite 125, Syosset, New York 11791 party of the first part, hereinafter referred to as OWNER, and EYECITY.COM, INC., having an office at One Fairchild Court, Plainview, New York party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner approximately 4,405 square feet of space as shown on the attached sketch in the building known as 79 Express Street, Plainview, New York for the term of five
(5) years and one (1) two year extension option (or until such term shall sooner cease and expire as hereinafter provided) to commence on the The Commencement Date, and to end on the The Expiration Date and both dates inclusive, at an annual rental rate of See Schedule "A" in Rider annexed hereto which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the firstXXXXXmonthly installment(s) on the execution hereof (unless this lease be a renewal).

      In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

      The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:       1.Tenant shall pay the rent as above and as hereinafter provided.

Occupancy:  2. Tenant shall use and occupy demised premises for offices and sales of optical services and products

provided such use is in accordance with the certificate of occupancy for the building, if any, and for no other purpose.

Alterations:

3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are nonstructural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises using contractors or mechanics reasonably first approved in each instance by Owner. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approval and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by payment or filing the bond required by law or otherwise. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or removed from the premises by Owner, at Tenant's expense.

Repairs:

4. Owner shall maintain and repair the exterior of and the public portions of the building. Tenant shall, throughout the term of this lease, take good care of the demised premises including the bathrooms and lavatory facilities (if the demised premises encompass the entire floor of the building) and the windows and window frames and, the fixtures and appurtenances therein and at Tenant's sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, caused by or resulting from the carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees, or licensees, and whether or not arising from such Tenant conduct or omission, when required by other provisions of this lease, including Article 6. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after ten days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by the Owner at the expense of Tenant, and the expenses thereof incurred by Owner shall be collectible, as additional rent, after rendition of a bill or statement therefor. If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any set off or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of any action for damages for breach of contract. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply.

Window Cleaning:

5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance:

6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter Tenant shall, at Tenant's sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, or the Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, or, with respect to the building, if arising out of Tenant's use or manner of use of the demised premises of the building (including the use permitted under the lease). Except as provided in Article 30 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or

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permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to reasonable prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's reasonable judgement, to absorb and prevent vibration, noise and annoyance.

Subordination:

7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Tenant's Liability Insurance Property Loss, Damage, Indemnity:

8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence or misconduct of Owner, its agents, contractors, servants or employees; Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty:

9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth.
(b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable.
(c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, or 30 days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Owner's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustments of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume 15 days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (c) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:

10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term and provided further such claim does not reduce Owner's award.

Assignment, Mortgage, Etc.:

11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting. See paragraph "55th" in Rider.

Electric Current:
[CLIP ART OMITTED]

12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:

13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times on reasonable notice to Tenant to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building or which Owner may elect to perform in the premises after Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided, wherever possible, they are within walls or otherwise concealed. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours on reasonable notice to Tenant for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants and may, during said six month period, place upon

----------
[CLIP ART OMITTED] Rider to be added if necessary.

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the demised premises the usual notices "To Let" and "For Sale" which notices
Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom. Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligation hereunder.

Vault, Vault Space, Area:

14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.

Occupancy:

15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant shall be responsible for and shall procure and maintain such license or permit.

Bankruptcy:

16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this
Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

            (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, not withstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default:

17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted "or if this lease be rejected under ss.235 of Title 11 of the U.S. Code (bankruptcy code);" or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall make default with respect to any other lease between Owner and Tenant; or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder or failed to move into or take possession of the premises within thirty (30) days after the commencement of the term of this lease, of which fact Owner shall be the sole judge; then in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced during such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

            (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required beyond applicable notice and cure periods; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of beyond applicable notice and cure periods this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:

18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may reasonably incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and Expenses:

19. If Tenant shall default beyond applicable notice and cure periods in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, after notice if required and upon expiration of any applicable grace period if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default beyond applicable notice and cure periods by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney's fees, in instituting, prosecuting or defending any action or proceedings, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building Alterations and Management:

20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of any controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations by Owner:

21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises or the building except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" on the date possession is tendered and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the demised premises. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 34 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or if Owner has not completed any work required to be performed by Owner, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that Owner is able to deliver possession in the condition required by this lease. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in page one of this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property law.

No Waiver:

25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant. Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Owner by the payor of such rent or as a consent by Owner to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury:

26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession including a summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4 except for statutory mandatory counterclaims.

Inability to Perform:

27. This Lease and the obligation of Tenant to pay rent hereunder and to perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, fixtures or other materials if Owner is prevented or delayed from doing so by reason of strike or labor troubles or any cause whatsoever beyond Owner's sole control including, but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices:

28. Except as otherwise in this lease provided, a bill statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Water Charges:

29. It Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of which fact Tenant constitutes Owner to be the sole judge) Owner may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Owner for the cost of the meter and the cost of the installation, thereof and throughout the duration of Tenant's occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense in default of which Owner may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant, as additional rent. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and on default in making such payment Owner may pay such charges and collect the same from Tenant, as additional rent. Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or a lien upon the demised premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system. If the building or the demised premises or any part thereof is supplied with water through a meter through which water is also supplied to other premises Tenant shall pay to Owner, as additional rent, on the first day of each month, [CLIP ART OMITTED] ($15.00) of the total meter charges as Tenant's portion. Independently of and in addition to any of the remedies reserved to Owner hereinabove or elsewhere in this lease, Owner may sue for and collect any monies to be paid by Tenant or paid by Owner for any of the reasons or purposes hereinabove set forth.

Sprinklers:

30. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature. Tenant shall pay [CLIP ART OMITTED] to Owner as additional rent the sum of 6.3%, on the first day of each month during the term of this lease, as Tenant's portion of the contract price for sprinkler supervisory service.

Elevators, Heat, Cleaning:

31. As long as Tenant is not in default under any the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall: (c) furnish heat, water and other services supplied by Owner to the demised premises, when and as required by law, on business days from 8 a.m. t 6 p.m. and on Saturdays from 8

----------
[CLIP ART OMITTED] Space to be filled in or deleted.

a.m. to 1 p.m.; Owner reserves the right to stop service of the heating, plumbing and electric systems, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements or improvements, in the judgment of Owner desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed.

Security:
[CLIP ART OMITTED]

32. Tenant has deposited with Owner the sum of $8,259.38 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the reletting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Captions:

33. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions:

34. The term "Owner" as used in this lease means only the owner of the fee or of the leasehold of the building, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "rent" includes the annual rental rate whether so expressed or expressed in monthly installments, and "additional rent." "Additional rent" means all sums which shall be due to Owner from Tenant under this lease, in addition to the annual rental rate. The term "business days" as used in this lease, shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring:

35. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

36. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Glass:

37: Owner shall replace, at the expense of the Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Owner may insure, and keep insured, at Tenant's expense, all plate and other glass in the demised premises for and in the name of Owner. Bills for the premiums therefor shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid, as additional rent.

Estoppel Certificate:

38. Tenant, at any time, and from time to time, upon at least 10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

Directory Board Listing:

39. If, at the request of and as accommodation to Tenant, Owner shall place upon the directory board in the lobby of the building, one or more names of persons other than Tenant, such directory board listing shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such person or persons.

Successors and Assigns:

40. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building for the satisfaction of Tenant's remedies for the collection of a judgement (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

----------
[CLIP ART OMITTED] Space to be filled in or deleted.

                SEE RIDER ATTACHED HERETO AND MADE A PART HEREOF

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

                             FIRST INDUSTRIAL, L.P., a Delaware
                             Limited Partnership


Witness for Owner:          BY: FIRST INDUSTRIAL REALTY TRUST,      [CORP. SEAL]
                            -------------------------------------
                            INC., a Maryland Corporation, General
                                                          Partner

                            By: /s/ [ILLEGIBLE] REGIONAL DIRECTOR   [L.S]
------------------------    -------------------------------------

Witness for Tenant          EYECITY.COM, INC.                       [CORP. SEAL]

                            By: /s/ Mark R. Suroff                  [L.S]
------------------------    -------------------------------------
                               MARK R. SUROFF
                               EXECUTIVE VICE PRES.

                                ACKNOWLEDGEMENTS

CORPORATE TENANT
STATE OF NEW YORK,       ss.:
County of

      On this          day of          , 19    , before me personally came
to me known, who being by me duly sworn, did depose and say that he resides in
                                       that he is the               of
the corporation described in and which executed the foregoing instrument, as TENANT; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.


------------------------------------------------

INDIVIDUAL TENANT
STATE OF NEW YORK,       ss.:
County of

      On this          day of          , 19    , before me personally came
                             to be known and known to me to be the individual
described in and who, as TENANT, executed the foregoing instrument and
acknowledged to me that               he executed the same.

------------------------------------------------

           [CLIPART OMITTED] IMPORTANT - PLEASE READ [CLIPART OMITTED]

                      RULES AND REGULATIONS ATTACHED TO AND
                               MADE A PART OF THIS
                      LEASE IN ACCORDANCE WITH ARTICLE 36.

      1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

      2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

      3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and or vibrations, or interfere in any way, with other Tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

      4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

      5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall the inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

      6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

      7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

      8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease of which these Rules and Regulations are a part.

      9. No Tenant shall obtain for use upon the demised premises ice, drinking water, towel and other similar services, or accept barbering or bootblacking services in the demised premises, except from persons authorized by Owner, and at hours and under regulations fixed by Owner. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

      10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons. Notwithstanding the foregoing, Owner shall not be required to allow Tenant or any person to enter or remain in the building, except on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

      11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a loft building, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

      12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, or explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

      13. Tenant shall not use the demised premises in a manner which disturbs or interferes with other Tenants in the beneficial use of their premises.

Address
Premises

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                          180 VARICK STREET CORPORATION

                                       TO

                          IMCLONE SYSTEMS INCORPORATED

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                                STANDARD FORM OF

                               [SEAL] LOFT [SEAL]
                                      LEASE

                     The Real Estate Board of New York, Inc.

                    (c) Copyright 1994. All rights Reserved.
                  Reproduction in whole or in part prohibited.

================================================================================

Dated                                                                       19


Rent Per Year


Rent Per Month


Term
From
To

Drawn by
        ---------------------------------------------------------------

Checked by
           ------------------------------------------------------------

Entered by
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Approved by
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

                           RIDER TO LOFT LEASE BETWEEN

FIRST INDUSTRIAL, L.P.,                           AS LANDLORD

                                       AND

EYECITY.COM, INC.,                                AS TENANT

41st. RIDER CONTROLS:

      In case of a conflict between the provisions of this rider, and the printed provisions of this lease, the provisions of this rider shall prevail.

42nd. ADDITIONAL RENT/OPERATING EXPENSES:

      (a) Any sums of money required to be paid under this lease by Tenant in addition to the rent herein provided, shall be deemed "additional rent due and payable." It shall be paid after demand therefore with the rent next due or as may be otherwise provided herein. Such additional rent shall be deemed to be and shall constitute rent hereunder and shall be collectible in the same manner and with the same remedies as if they had been rents originally reserved herein. Tenant's obligation to pay additional rent shall survive the earlier termination and/or expiration of the term of this lease. If Landlord receives from Tenant any payment less than the sum of the annual rental rate, additional rent, and other charges then due and owing, Landlord, in its sole discretion, may allocate such payment in whole or in part to any annual rental rate, any additional rent, and/or other charge or to any combination thereof which may be due and owing. Landlord's failure to deliver to Tenant a statement showing Tenant liability for additional rent for any portion of the term of this lease during the term of this lease shall neither prejudice or waive Landlord's right to deliver any such statement for a subsequent period or to include in such subsequent period a previous period unless it is delivered more than three (3) years after first due.

      (b)(i) The term "Operating Expenses" shall mean all costs and expenses paid or incurred with respect to the repair, replacement, restoration, maintenance and operation of the land and building of which the demised premises forms a part (sometimes hereafter referred to as the "Property"), including, without limitation, the following: (A) all costs, wages and benefits of employees or other agents of Landlord engaged in the operation, maintenance or rendition of other services to or for the Property; (B) to the extent not separately metered, billed, or furnished, all charges for utilities and services furnished to the Property (including, without limitation, all areas of the Property that are available for the common use of tenants of the Property and that are not leased to any tenant of the Property, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas ["Common Areas"], together with any taxes on such utilities; (C) All premiums for casualty, workers' compensation, liability, boiler, flood and all other types of insurance provided by Landlord and related to the Property; (D) the cost of all supplies, tools, materials and equipment utilized in the ownership and/or operation of the Property, and sales and other taxes thereon; (E) amounts charged by contractors for services, materials and supplies furnished in connection with the operation, repair and/or maintenance of any part of the Property, including, without limitation, the Common Areas;
(F) management fees to Agent or other persons or management entities actually involved in the management and/or operation of the Property (which persons or management entities may be affiliates of Landlord); (G) any capital improvements made by, or on behalf of, Landlord to the

Property; (H) legal, accounting and other professional fees incurred in connection with the operation, management and/or maintenance of the Property;
(I) Sprinkler Supervisory Fees and Expenses and Municipal Water Charges or assessment for such service; and (J) all of the charges properly allocable to the operation, maintenance or repair, replacement or restoration of the Property, all of the foregoing, in accordance with generally accepted accounting principles. Any additional rent, if any, billed Tenant under paragraphs 29, 30 and 44th shall be excluded from "Operating Expenses".

            (ii) - (iv) Not used.

            (v) Tenant shall pay, as additional rent, as Tenant's contribution to Operating Expenses, the amount set forth on Schedule A under the caption "Operating Rent". Tenant's share shall be due in monthly installments, in advance.

43rd. LATE CHARGE/RETURNED CHECK CHARGE:

      (a) Tenant shall pay a late charge of 4% of any payment of rent or additional rent or any other sum of money or payment not received by Landlord within 10 days after the same shall become due. Such late charge shall be in addition to all of Landlord's other rights and remedies hereunder in the event of Tenant's default and shall be payable as additional rent.

      (b) If any check tendered by Tenant to Landlord is returned by the bank for non-payment for any reason whatsoever, there will be an administrative charge of $50.00 per check, each time it is returned which amount shall be deemed additional rent.

44th. TAXES:

      (a) In the event that the Real Estate Taxes payable with respect to the building and the land on which it is located for any tax year in which this lease shall be in effect, shall be greater than the Real Estate Taxes for the base year, the Tenant shall pay to Landlord on the first day of the month after billing by Landlord to Tenant, as additional rent, an amount equal to six and three tenths percent (6.3%) of the difference between the amount of such tax or installment for the current year and the corresponding tax or installment paid for the base year. Any increase in Real Estate Taxes due to an increase in the assessed valuation of the land or building of which the demised premises forms a part by reason of improvements made by a tenant or for the benefit of a tenant shall be borne entirely by such tenant. Any increase in Real Estate Taxes due to an increase in the assessed valuation of the land or building by reason of improvements made by Tenant shall be borne by Tenant and paid by Tenant upon demand by Landlord. The base year for this tax increase computation shall be the Fiscal Year 1999/2000 for School Taxes and the Fiscal Year 1999 for General/ Town Taxes.

      (b) Real Estate Taxes shall mean any and all taxes, assessments, sewer and water rents, rates and charges, license fees, impositions, liens, fines, penalties and all other municipal and governmental charges of any nature whatsoever (except only inheritance and estate taxes and income taxes not herein expressly agreed to be paid by Tenant), whether general or special, ordinary or extraordinary foreseen or unforeseen which may presently or in the future become due or payable or which may be levied, assessed or imposed by any taxing authority on or with respect to all or any part of the land and building of which the demised premises forms a part, or upon the estate or interest of Landlord in the land or building of which the demised premises forms a part, or any part thereof, including without limitation, all taxes and assessments for improving any streets, alleys, sidewalks, sidewalk vaults and alley vaults, if any.

45th. INSURANCE:

      (a) Tenant shall, at its sole cost and expense, at all times during the term of this lease (and any extensions thereof) obtain and pay for and maintain in full force and effect the insurance policy or policies described in Schedule D attached hereto. Certified copies of all insurance policies required pursuant to this lease (or certificates thereof, in form and substance reasonably acceptable to Landlord), shall be delivered to Landlord prior to the commencement of the term of this lease. If Tenant fails to submit such policies or certificates to Landlord within the specified time, or otherwise fails to obtain and maintain insurance coverages in accordance with this paragraph, then Landlord, at Landlord's sole option, may, but shall not be obligated to, after noticed to Tenant, procure such insurance on behalf of, and at the expense of, Tenant. Tenant shall reimburse Landlord for such amounts upon demand, it being understood that any such sums for which Tenant is required to reimburse Landlord shall constitute additional rent.

      (b) Tenant is hereby notified that until further notice from Landlord, the name and address of the holder of the required insurance certificate and all additional insureds/loss payees are set forth on Schedule "E".

46th. Not used.

47th. BROKER:

      (a) Each party to this lease represents and warrants that no broker other than SUTTON & EDWARDS, INC., was involved in this leasing. Each party to this lease agrees to indemnify, defend, and hold harmless the other party for any and all costs, expenses, and liability including legal fees incurred by the other party as a result of a breach of the aforementioned warranty or any inaccuracy or alleged inaccuracy of the above representation. Landlord agrees to pay the broker the brokerage commission earned pursuant to a separate agreement with said broker.

      (b) If any lien shall be filed against the demised premises, or the building of which same is a part, by any other broker based upon dealings with Tenant, such lien shall be discharged by Tenant within thirty (30) days after notice of filing thereof, at Tenant's expense, by payment or by filing the bond required by law.

      (c) If, by reason of Tenant's default hereunder, this lease shall terminate prior to the expiration date, Tenant shall pay, as additional rent, the unearned portion of broker's commission paid by Landlord calculated by multiplying said broker's commission by a fraction of which the numerator shall be the remaining balance of the lease term, or of any extension thereof for which said broker's commission shall have been paid, and the denominator shall be the lease term, or the term of such extension.

48th. TENANT'S REPAIRS/MAINTENANCE:

      (a) TENANT REPAIRS:

            (i) Tenant agrees that, from and after the commencement date of the term of this lease and until the end of the term, it will, at its expense, keep and maintain in good order, condition and repair (whether extraordinary, foreseen or unforeseen), the interior of the demised premises and every part thereof, including but not limited to, all heating, ventilation and air conditioning equipment located in or servicing the demised premises (including the air conditioner compressor, lines and ducts which may be located elsewhere in the building or on the land), interior plumbing up to the exterior walls of the demised premises, including changes or additions to the sprinkler system and interior electrical repairs, and plate glass, excluding those repairs and replacements for which Landlord is responsible, as herein expressly provided in paragraph 49th below. In addition, Tenant shall make all repairs and replacements of any kind and nature necessitated by any act or neglect of Tenant, its contractors, its servants, agents or employees. Tenant shall maintain service contracts with contractors approved by Landlord for the maintenance of the heating and air condition systems throughout the term of this lease and shall provide Landlord with copies of all such contracts.

            (ii) If Tenant does not maintain or repair such elements as provided in this Article, the Landlord may, but shall not be obligated to, after not less than five (5) days additional notice (except in the case of emergency) make the necessary repair or cure the defective condition at the expense of the Tenant and the Tenant shall reimburse Landlord promptly upon request therefor. The amount of such reimbursement shall be considered additional rent upon the failure of the Tenant to reimburse Landlord within five (5) days of demand thereof.

      (b) VANDALISM:

            Notwithstanding any contrary provision of this lease, Tenant, at its expense, shall make any and all repairs including structural repairs to the demised premises which may be necessitated by any break-in, forcible entry or other trespass into or upon the demised premises if such entry and damage is caused by the negligence or fault of Tenant or occurs during business hours.

      (c) WINDOWS:

            Tenant shall, at its own cost and expense, clean and maintain, including repair or replacement when necessary, all windows in the demised premises. Tenant shall keep and maintain insurance for all glass in the demised premises naming Landlord as additional insured.

      (d) RUBBISH REMOVAL AND REFUSE PICK-UP:

            Tenant shall independently contract for and provide for the removal at least biweekly of all garbage, refuse and rubbish, at its cost and expense. Garbage and refuse shall be kept in containers or dumpsters to be placed in an area reasonably designated by Landlord for such purpose. Garbage storage and removal shall be subject to such rules and regulations as, in the reasonable judgment of Landlord, are necessary for the proper operation of the Property.

      (e) BUILDING CLEANING:

            Tenant shall, at its cost and expense, take good care of and keep clean and free from debris both the interior and exterior area immediately in front of the demised premises including exterior sidewalks adjacent the demised premises in a manner reasonably satisfactory to Landlord. No one other than persons approved by Landlord shall be permitted to enter the demised premises or the building of which it forms a part for the purpose of cleaning the demised premises.

49th. LANDLORD'S REPAIRS, MAINTENANCE AND CLEANING:

      (a) During the term of this lease, the Landlord shall make all structural repairs to the demised premises except those which shall have been occasioned by the acts of omission or commission of the Tenant, its agents, employees or invitees. Tenant shall promptly give written notice to Landlord with respect to any damages to the interior or exterior of the demised premises. Structural repairs are hereby defined to be and limited to repairs to the roof deck, to the bearing walls and foundation and the common building systems, if any.

      (b) Cleaning of public hallways, public lobbies, public vestibules, and public restrooms, including replacement of papers goods and parking lot snow removal shall be the obligation of Landlord.

      (c) STANDARD OF SERVICE:

            The quality and level of service to be provided by Landlord shall be in accordance with Landlord's standard for the Property.

50th. LANDLORD'S WORK:

      Landlord shall, if required hereunder, alter the demised premises for the Tenant in accordance with and subject to the terms of Landlord's Work Criteria annexed hereto as Schedule B.

5lst. TENANT RESTRICTIONS:

      (a) STORAGE/PARKING:

            Tenant will not, at any time, use or occupy the area outside the demised premises for storage of materials or for the overnight parking of vehicles of any kind without the Landlord's prior written consent which may arbitrarily withheld. Furthermore, Tenant will not at any time park vehicles in any manner which will obstruct or interfere with the ingress or egress of other vehicles or with the use by other tenants of their respective parking and loading facilities or areas or cause any other parking problems.

      (b) Tenant shall have the right to use in common with the other tenants in the building parking spaces as provided by Landlord in the parking lot for the parking of Tenant's automobiles and those of its employees and invitees subject to the rules and regulations now or hereafter adopted by the Landlord.

      (c) NOISE/ODORS:

            Tenant covenants and agrees that throughout the demised term it shall not suffer, allow or permit any offensive or obnoxious vibration, noises, odor, or other undesirable effect to emanate from the demised premises, to constitute a nuisance or otherwise unreasonably interfere with the safety, comfort or convenience of Landlord or of any other occupants of the building of which the demised premises forms a part, and upon Landlord's notice thereof to Tenant, Tenant shall, within five (5) days thereof, eliminate or control same or commence to cure within such five (5) day period and thereafter diligently pursue same to completion if such cure cannot be completed within a five (5) day period. If any such condition is not so remedied then Landlord may at its discretion either: (a) remedy such condition and any cost and expense incurred by Landlord therefore shall be deemed additional rent and paid by Tenant to Landlord together with the next installment of rent due hereunder, or (b) treat such failure on the part of the Tenant to remedy such condition as a material default under the provisions of this lease on the part of the Tenant hereunder, entitling Landlord to any of its remedies, pursuant to the terms of this lease. In no event, however, shall the Tenant make any alteration, addition or structural installation in or to the premises or any parts thereof to remedy or cure such default without the prior written consent of the Landlord.

      (d) TOXIC/HAZARDOUS WASTES:

            (i) Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the demised premises by Tenant, its agents, employees, contractors, subtenants or invitees, except in diminimus amounts as used in the ordinary course of the business conducted by Tenant at the demised premises and in compliance with all Governmental Laws (as defined below). Tenant further covenants and agrees that it shall not discharge any Hazardous Material in the ground or sewer disposal system. If Tenant breaches the obligations stated in the preceding sentences, or if the presence of Hazardous Material on the demised premises that is caused by the acts, omissions or negligence of Tenant, its employees, agents, contractors, subtenants or invitees, results in contamination of the demised premises or any other part of the building or land of which it forms a part or if there is such a discharge, then Tenant shall (A) immediately give Landlord written notice thereof, and (B) indemnify, defend and hold harmless Landlord from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the demised premises or the building or land of which it forms a part, loss or restriction on use of space in the building of land of which it forms a part, adverse impact on marketing, sums paid in settlement of claims, attorneys', consultants' and other expert fees) which arise during or after the term as a result of such breach, contamination, or discharge. The foregoing indemnification includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision. Without limiting the foregoing, if the presence of any Hazardous Material within the demised premises caused or permitted by Tenant results in any contamination of the demised premises or any other part of the building or land of which it forms a part, Tenant shall promptly take all actions at its sole expense as are necessary to return the demised premises or any other part of the building or land of which it forms a part to the condition existing prior to the introduction of any such Hazardous Material.

            (ii) As used herein, the term "Hazardous Material" mean: (A) asbestos, petroleum products, and polychlorinated biphenyls, and (B) hazardous or toxic materials, wastes and substances which are defined, determined or identified as such pursuant to all present and future federal, state or local laws, rules or regulations and judicial or administrative interpretations thereof (collectively "Governmental Laws").

            (iii) Landlord and its agents shall have the right, but not the duty, to inspect the demised premises at reasonable times upon reasonable notice to determine whether Tenant is complying with the terms of this Article. If Tenant is not in compliance with the provisions of this Article, Landlord shall have the right to immediately enter upon the demised premises to remedy said noncompliance at Tenant's expense and any expense incurred by Landlord shall be paid by Tenant upon demand and shall be deemed additional rent. Landlord shall use its best efforts to minimize interference with Tenant's business but shall not be liable for any interference caused thereby.

52nd. LIMITATION OF LANDLORD'S LIABILITY:

      (a) Tenant shall look solely to the then interest of Landlord in the building and land of which it forms a part or to the then interest of the owner therein (if Landlord is the agent of such owner) for the satisfaction of any remedy of Tenant for Landlord's or such owner's failure to perform any of the obligations of the Landlord hereunder. Neither Landlord nor any disclosed or undisclosed principal of Landlord (or officer, director, stockholder, partner or agent of Landlord or of any such principal) shall have any personal liability for any such failure under this lease or otherwise.

      (b) There shall be no merger of Landlord's estate in the demised premises with Tenant's estate therein by reason of the fact that the same individual, partnership, firm or corporation or their entity may acquire or own such estates directly or indirectly. No such merger shall occur until all individuals, partnerships, firms, corporations and other entities having any interest in such estates, including any mortgagee, join in a written instrument effecting such merger and duly record it.

53rd. UTILITIES:

      (a) Upon the execution hereof, Tenant must make immediate application to the appropriate utility company for electric and/or gas service and Tenant shall forthwith deliver to Landlord a true copy of such application with proof of payment of any deposit required by such utility company for electric service and gas service.

      (b) Notwithstanding anything previously written anywhere in this lease, Tenant shall bear the cost and expense of:

            (i) all electricity in their demised premises.

            (ii) fuel for heating purposes in their demised premises.

54th. TENANT'S FAILURE TO VACATE:

      In the event the Tenant does not vacate the demised premises upon the expiration date of this lease, or upon the expiration of any extension or renewal thereof, then and in that event the Tenant shall remain as a month to month Tenant at a monthly rental one and one-half times the monthly rent payable in the last month of the term of this lease plus l/12 of the previous year's charges for all additional rent due under this lease all payable as aforesaid. The acceptance by the Landlord of such rental after the expiration date of this lease shall not be construed as consent to such continued occupancy.

55th. ASSIGNMENT/SUBLET:

      Tenant covenants that it shall not assign this lease nor sublet the demised premises or any part thereof without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld to an assignment or subletting provided:

      (a) Such assignment or sublease shall be for a use which is in compliance with the then existing zoning regulations and the Certificate of Occupancy for the demised premises or the building, and consistent with the use hereinabove set forth;

      (b) At the time of the effectiveness of such assignment or subletting, Tenant shall not be in default beyond any applicable notice and cure periods under the terms, covenants, agreements and conditions of this lease;

      (c) In the event of an assignment, the assignee must assume in writing the performance of all of the terms, covenants, conditions, agreements and obligations of the within lease;

      (d) A duly executed duplicate original of said assignment or sublease must be delivered by Certified Mail, Return Receipt Requested to the Landlord at the address herein set forth not less than ten (l0) days before the effective date of said assignment or sublease;

      (e) Such assignment or subletting shall not, however, release the within Tenant from its liability for the full and faithful performance of all of the terms, covenants, agreements, and conditions of this lease, including the payment of rent and additional rent;

      (f) If this lease shall be assigned, or if the demised premises or any part thereof be sublet, underlet or occupied by anyone other than Tenant, Landlord may after default by Tenant, collect rent from the assignee, subtenant, undertenant or occupant, and apply the net amount collected to the rent herein reserved or additional rent due hereunder.

      (g) Notwithstanding anything contained in this paragraph to the contrary, no assignment, subletting, or underletting shall be made by the Tenant in any event to an existing tenant of Landlord at the building.

      (h) Such notice of proposed assignment or proposed sublet shall be deemed Tenant's offer to terminate this lease as of the last day of the calendar month during the term hereof immediately preceding the commencement of such sublease or the effective date of such assignment and to vacate and surrender the demised premises to Landlord on the date fixed in the notice. If Landlord within thirty
(30) days after the receipt thereof has not accepted in writing the offer by Tenant to cancel and terminate said lease and to vacate and surrender the demised premises, the lease shall remain in full force and effect and Landlord shall not unreasonably withhold its consent to the proposed assignment or sublet.

      (i) As additional security for the prompt payment of the rent herein reserved to Landlord, and for the faithful performance and punctual observance of all the other terms, covenants, agreements, and conditions herein contained, Tenant hereby assigns to Landlord all of Tenant's rights, title, and interest in and to any sublease which may be made by Tenant affecting the demised premises, or any part thereof, and in and to the rents due or to become due under the terms of any such sublease. The aforesaid assignment shall take effect, however, only in the event of any default hereunder made or suffered by Tenant and after written notice given by Landlord to the subtenant or subtenants, as the case may be, and shall take effect as to such of said subleases as Landlord shall elect to continue in full force and effect.

      (j) If Tenant assigns this lease or sublets the demised premises in violation of the provisions of this Article 55, Landlord may, without waiving any other rights or remedies, elect to double the annual rental rate payable under the terms of this lease for the period of such unlawful occupancy commencing with the date of such assignment or subletting.

56th. COMMENCEMENT DATE:

      In the event that the term of this lease commences on a date other than the first of the month, the rent for the second month shall be prorated, and the rent for the third month shall commence on the first day of the month.

57th. TERMINATION:

      At the expiration of the term of this lease or upon the early termination of this lease, Tenant shall deliver to Landlord any and all equipment belonging to Landlord in working condition, including equipment installed or replaced by the Tenant. The

Tenant further agrees to deliver to Landlord any and all guarantees on new and replaced equipment.

58th. DEFAULT:

      Notwithstanding any provisions in the lease permitting Tenant to cure any default within a specified period of time, if Tenant shall default (i) in the timely payment of rent or additional rent, and such default shall continue or be repeated for two consecutive months or for a total of four months in any period of twelve months or (ii) in the performance of any material term, condition or covenant of this lease more than two times in any period of six months then, notwithstanding that such defaults shall have each been cured within the period after notice, if any, as provided in this lease, any further similar default shall be deemed to be deliberate and Landlord thereafter may cancel or terminate this lease as provided in Article 17 hereof without affording to Tenant an opportunity to cure such further default.

59th. MISCELLANEOUS:

      (a) This lease is transmitted for examination only and does not constitute an offer to lease. This lease shall become effective only upon execution hereof by the parties hereto.

      (b) This instrument contains the entire and only agreement between the parties. No oral statements or representations or prior written matter not contained herein shall have any force or effect.

      (c) This lease shall not be modified, changed, or amended in any way or canceled, terminated or abridged except by a writing subscribed by both parties.

      (d) Any reference in the printed portion of this lease to the City of New York and the Administrative Code of the City of New York shall, where applicable, be deemed to refer to the ordinances, rules and regulations of the county, town, village and other governmental authorities with jurisdiction over the demised premises.

      (e) If any term or provision of this lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this lease shall be valid and enforced to the fullest extent permitted by law.

      (f) This agreement shall be governed by and construed in accordance with the laws of the State of New York.

      (g) Neither this lease nor any memorandum hereof shall be recorded without Landlord's prior written consent.

      (h) Each provision of this Lease which requires the consent or approval of Landlord shall be deemed to require the same in each instance in which such provision may be applicable. Any consent or approval by Landlord to or of any act or omission by Tenant requiring Landlord's consent or approval shall not be deemed to waive any future requirement for such consent or approval to or of any subsequent similar act or omission.

      (i) With respect to any provision of this lease which provides, in effect, that Landlord shall not unreasonably withhold or unreasonably delay any consent or any approval, Tenant, in no event, shall be entitled to make, nor shall Tenant make, any claim for, and Tenant hereby waives any claim for money damages nor shall Tenant claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval; but Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

60th. Not used.

61st. Not used.

62nd. LIEN PROHIBITION:

      Nothing contained in this lease shall be deemed to be, or construed in any way as constituting, the consent of Landlord to any person for the performance of any labor or the furnishing of any materials at or to the demised premises or the building and land of which the demised premises are a part, nor as giving Tenant any right, power or authority to contract or permit the performance of any labor or the furnishing of any material which might give rise to the right to record or file a lien against the demised premises or the real property of which the demised premises are a part or against the interests therein of Landlord or Tenant, it being intended that all persons who may perform any labor or furnish any materials to Tenant at the demised premises shall look only to the credit of Tenant and such security as Tenant may furnish to such persons for the payment of all such labor and materials. Landlord does not consent to the recording or filing of any mechanics' or other liens against the leased premises or the real property of which the demised premises are a part or the interest of Landlord or Tenant therein.

63rd. NOTICES:

      Any notice required to be given by either party pursuant to this lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if personally delivered, or if sent by Federal Express or other comparable commercial overnight delivery service, addressed to the other party at the addresses set forth below (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made on the day so delivered or on the first business day after having been deposited with the courier service:

If to Landlord:   First Industrial, L.P.
                  311 South Wacker Drive
                  Suite 4000
                  Chicago Illinois  60606
                  Attn: Vice President - Portfolio Management

With a copy to:   First Industrial Realty Trust, Inc.
                  575 Underhill Boulevard
                  Suite 125
                  Syosset, New York  11791
                  Attn: Regional Director

With a copy to:   Barack, Ferrazzano, Kirschbaum & Perlman
                  333 West Wacker Drive
                  Suite 2700
                  Chicago, Illinois  60606
                  Att: Howard Nagelberg and Suzanne Bessette-Smith

If to Tenant:     At the demised premises or as set forth below.

64th. RENT PAYMENTS:

      All rent and additional rent and all other sums and charges due under this lease, shall be paid to Landlord in accordance with the payment directions attached hereto as Schedule C or pursuant to such other directions as Landlord shall designate in this lease or otherwise.

65th. SUBORDINATION AND ATTORNMENT:

      (a) This lease, and all rights of Tenant hereunder, are subject and subordinate to all ground leases of the land and building of which the demised premises forms a part (the "Property") now or hereafter existing and to all mortgages or trust deeds or deeds of trust and all renewals, modifications, replacements and extensions thereof; and to all "Spreaders" and consolidations thereof (all of which are hereafter referred to collectively as "Mortgages"), that may now or hereafter affect or encumber all or any portion of Landlord's interest in the Property. This subordination shall apply to each and every advance made, or to be made, under such Mortgages. This paragraph shall be self-operative and no further instrument of subordination shall be required, however, in confirmation of such subordination, Tenant shall, from time to time, execute acknowledge and deliver any instrument that Landlord may, from time to time, reasonably require in order to evidence or confirm such subordination. If Tenant fails to execute, acknowledge or deliver any such instrument within twenty (20) days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, which appointment is coupled with an interest, to execute and deliver any such instruments for and on behalf of Tenant. Tenant acknowledges that this lease and the rents due under this lease have been (and, in the future, may be) assigned by Landlord to a Superior Mortgagee (defined below) as additional collateral security for the loans secured by the Superior Mortgage (defined below) held by such Superior Mortgagee. Any ground lease to which this Lease is subject and subordinate is hereafter referred to as a "Superior Lease", the Lessor under a Superior Lease is hereinafter referred to as a "Superior Lessor," and the lessee thereunder, a "Superior Lessee" and any Mortgage to which this Lease is subject and subordinate is hereinafter referred to as a "Superior Mortgage" and the holder of a Superior Mortgage is hereinafter referred to as a Superior Mortgagee.

      (b) In the event that Landlord breaches or otherwise fails to timely perform any of its obligations under this lease, Tenant shall give, by registered or certified mail, return receipt requested, written notice of such alleged breach or default to Landlord and to each Superior Mortgagee and Superior Lessor whose name and address shall previously have been furnished, in writing, to Tenant. Any or all of Landlord, a Superior Mortgagee or Superior Lessor may remedy or cure such breach or default within thirty (30) days following the giving of such notice; provided, however, that said thirty (30) day cure period shall be automatically extended in the event that the breach or default cannot, by its nature, be cured within thirty (30) days and one or more of Landlord, the Superior Mortgagee or the Superior Lessor is diligently proceeding to cure said default.

      (c) If any Superior Lessor or Superior Mortgagee (whether by receiver or otherwise) shall succeed to the rights of Landlord hereunder or comes into possession of the Property or any part thereof, then, at the request of such party (hereinafter referred to as a "Successor Landlord"), Tenant shall attorn to and recognize each Successor Landlord as Tenant's landlord under this lease and shall promptly execute and deliver any instrument such Successor Landlord may reasonably request to further evidence such attornment. Tenant hereby acknowledges that in the event of such succession, then from and after the date on which the Successor Landlord acquires Landlord's rights and interest under this lease (the "Succession Date"), the rights and remedies available to Tenant under this Lease with respect to any obligations of any Successor Landlord shall be limited to the equity interest of the

Successor Landlord in the Property; and the Successor Landlord shall not (i) be liable for any act, omission or default of Landlord or other prior lessor under this lease if and to the extent that such act, omission or default occurs prior to the Succession Date and is not continuing; (ii) except as required under Paragraphs 49 and Paragraph 9 of this lease, be required to make or complete any tenant improvements or capital improvements or to repair, restore, rebuild or replace the demised premises or any part thereof in the event of damage casualty or condemnation; or (c) be required to pay any amounts to Tenant that are due and payable, under the express terms of this lease, prior to the Succession Date. Additionally, from and after the Succession Date, Tenant's obligation to pay the annual rental rate or additional rent or any other sum due the Landlord under this lease, shall not be subject to any abatement, deduction, set-off or counterclaim against the Successor Landlord that arises as a result of, or due to, a default of Landlord or any other lessor that occurs prior to the Succession Date. Moreover, no Successor Landlord shall be bound by any advance payments of the annual rental rate or additional rent or any other sum due the Landlord under this lease made prior to the calendar month in which the Succession Date occurs, unless provided for herein, nor by any Security that is not actually delivered to, and received by, the Successor Landlord. The provisions of this Paragraph 65th(c) shall be self operative upon demand of such Superior Lessor or Superior Mortgage and no further instrument shall be required to give effect to such provisions.

66th. FURTHER RE: PARAGRAPHS l3, 19 AND 20:

      In the exercise of any of its rights under paragraphs 13, l9 and 20, Landlord shall use commercially reasonable efforts to avoid interference with Tenant's use of the demised premises but shall not have any obligation to perform work other than during business hours and except in an emergency provide reasonable advance telephonic notice before exercising such rights.

67th. ASSIGNMENT/SUBLETTING TO RELATED ENTITY:

      Tenant shall have the right subject to the terms and conditions hereinafter set forth without the consent of Landlord, to assign its interest in this lease to (i) a corporation or other entity which shall (A) control Tenant or (B) be under the control of or be under common control with, Tenant or (C) any corporation or entity with which Tenant consolidates or merges or (D)once during the term of this lease, an entity ("Acquiror") which acquires all or substantially all of the business and assets of, or of the corporate stock of Tenant provided the net worth of such Acquiror shall be equal to or greater than the net worth of the Tenant on the date hereof ,(any such entities or any corporation with which Tenant consolidates or merges being a "Related Entity"). Tenant may also sublease all or any portion of the demised premises to a Related Entity without the consent of Landlord. Any assignment or subletting described above may only be made upon the condition that (i) any such assignee or subtenant shall continue to use the demised premises for uses permitted by
Article 2 (ii) the principal purpose of such assignment or sublease is not the acquisition of Tenant's interest in this lease (except if such assignment or sublease is made to a Related Entity and is made for a valid intracorporate business purpose and is not made to circumvent the provisions of this lease governing assignment or subletting). Tenant shall within ten (l0) days after execution thereof deliver to Landlord (i) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, (ii) a duplicate original instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of the lease, on Tenant's part to be observed and performed from and after the date of such assignment, or (iii) a duplicate original sublease in substance reasonably satisfactory to Landlord, duly executed by Tenant and the subtenant.

68th. SIGNS:

      Anything to the contrary herein notwithstanding, the Tenant is given permission to erect a sign on the exterior door of the demised premises provided:

      (a) Said sign shall comply with all rules and regulations of any governing authorities having jurisdiction thereof.

      (b) Said sign shall not interfere with the signs of any other tenants.

      (c) Said sign shall be installed without damage to the building.

      (d) Said sign shall be subject to the prior written approval of the Landlord, it being the intention of the Landlord which shall not be unreasonably withheld that the sign to be erected by the Tenants of the building shall conform to a uniform format and plan.

69th. FURTHER RE: ARTICLES 4 AND 49TH (MAINTENANCE AND REPAIRS):

      (a) The failure of Tenant to give any notice required under Article 4 shall not relieve Landlord of its obligations hereunder provided that Landlord shall have actual knowledge of such defective condition(s). All repairs which would otherwise be the responsibility of Tenant shall be made promptly by, and at the sole expense of Landlord, if and to the extent such repairs become necessary by reason of the negligence or misconduct of Landlord or of Landlord's agents, employees or contractors.

      (b) In making repairs, alterations, additions or improvements under
Article 4th and 49th, Landlord shall use commercially reasonable efforts to minimize disruption of Tenant's business operations but shall not have any obligation to perform work other than during business hours, and except in an emergency provide reasonable advance telephonic notice before exercising such rights.

70th. TENANT ALTERATIONS:

      Tenant, at its sole cost and expense, may install a generator and diesel fuel source therefor in a location reasonably designated by Landlord outside the demised premises. Landlord shall be reasonable in its approval of plans therefor. Any such alterations made by Tenant shall be made in and the manner permitted by this lease, using new materials, and shall be performed in a good and workmanlike manner. All plans prepared by Tenant in connection with such alterations shall be delivered to Landlord prior to commencement of any work by Tenant. Tenant shall also obtain, when appropriate, as built plans for all such work and provide copies thereof to Landlord. All installations and equipment installed by Tenant shall be maintained, repaired and replaced by Tenant, at Tenant's expense. Tenant shall remove such installations and equipment at the termination of the term of this lease and shall restore the affected area to its original condition.


                                        FIRST INDUSTRIAL, L.P., a Delaware
                                        Limited Partnership

                                        BY: FIRST INDUSTRIAL REALTY TRUST, INC.,
                                        a Maryland Corporation, General Partner

                                        BY: /s/ [ILLEGIBLE] REGIONAL DIRECTOR
                                           -------------------------------------

                                        EYECITY.COM, INC.

                                        BY: /s/ MARK R. SUROFF
                                           -------------------------------------
                                            MARK R. SUROFF
                                            EXECUTIVE VICE PRESIDENT

                                  SCHEDULE "A"
                                 RENTAL SCHEDULE

COMMENCEMENT DATE:      The day after substantial completion of Landlord's Work
                        set forth in Landlord's Work Criteria and notice thereof to Tenant.

EXPIRATION DATE:        The last day of the Fifth Lease Year.

LEASE YEAR:             The term "Lease Year" shall mean a period of time
                        conforming to the following: The first "Lease Year" of the term of this lease shall mean the period beginning on the Commencement Date and ending on the date 12 months after the first day of the first month following the Commencement Date, unless the Commencement Date is the first day of a month, in which case the first Lease
                        Year shall terminate on the date 12 months after the Commencement Date; the second Lease Year of the term of this lease shall commence on the day following the last day of the first Lease Year and end l2 months thereafter; and succeeding Lease Years during the term of this lease shall commence and end on dates corresponding to those on which the second Lease Year begins and ends.

      TERM                    MONTHLY             ANNUALLY
      ----                    -------             --------

FIRST LEASE YEAR              $4,129.69           $49,556.25

SECOND LEASE YEAR             $4,294.87           $51,538.50

THIRD LEASE YEAR              $4,467.40           $53,608.85

FOURTH LEASE YEAR             $4,647.28           $55,767.30

FIFTH LEASE YEAR              $4,834.48           $58.013.85

                                 OPERATING RENT

                          MONTHLY              ANNUALLY
                          -------              --------

                          $128.48              $1,541.75

                                EXTENSION OPTION:

      Upon condition that the Tenant is not then in default of any of the terms, covenants and conditions of this lease to be performed by Tenant, beyond any applicable notice and cure periods, Tenant may at Tenant's election extend the term of this lease upon the following terms and conditions:

      (a) Notice of election to extend must be given by Tenant to Landlord by certified mail, return receipt requested, no later than the last day of the sixth month of the FIFTH LEASE YEAR, the time and manner of the notice shall be of the essence. If the procedures herein are not properly followed, this option shall become null and void.

      (b) In the event the option is exercised, the term of this lease shall be extended for a period of two (2) years commencing on the first day after the last day of the FIFTH LEASE YEAR and ending two (2) years thereafter (the "Extended Term") upon all of the terms, covenants, provisions, and conditions of this lease, except that the Rental Schedule shall be as provided in subparagraph (c), The Operating Rent shall be adjusted to the amount set forth below and Tenant shall have no further right to extend this lease.

      (c) During the Extended Term the annual rental rate and monthly installments thereof shall be:

      TERM                         MONTHLY             ANNUALLY
      ----                         -------             --------

SIXTH LEASE YEAR                   $5,027.86           $60,334.40

SEVENTH LEASE YEAR                 $5,228.98           $62,747.77

      (d) This option to extend is personal to the Tenant named herein and shall not be exercisable by an assignee or a sub- lessee.

                                 OPERATING RENT

                         MONTHLY               ANNUALLY
                         -------               --------

                         $183.54               $2,202.50

                                  SCHEDULE "B"
                            LANDLORD'S WORK CRITERIA
                                EYECITY.COM, INC.
                                   EXPRESS ST.
                                     6-23-99

Tenant acknowledges and agrees to accept the Demised Premises in its "as is" condition in all respects as of the date hereof, except for "Landlords Work." Landlords work shall mean and be strictly limited to the construction as indicated on the plans attached to this lease (if applicable) and made part of thereof and as described below. In the event of a discrepancy between the plan and this work letter, the work letter shall take precedence.

1.    Utility service to demised Premises:

      a. Electric       Existing separately metered service.
      b. Gas            Existing separately metered service.
      c. Sanitary       Existing (modified as noted on plan and below).
      d. Utility
         Service        Tenant to apply to utility company for electric and gas
                        service immediately upon receipt of Delivery of possession from Landlord. Landlord will discontinue such service (in Landlords name) 72 hours following Delivery of Possession.

2. Demise the premises for electric and gas from all existing sections of the building.

3. Remove all existing flooring and cove base not scheduled to remain and that do not conform to the plan. Remove all debris from premises.

4. New building standard 3'-0" x 7'-0" hollow metal exit door with panic hardware where indicated on plan. Add new set of stairs as required.

5. New building standard ceiling high and half wall height interior drywall partitions where indicated on plan. Partitions to be 3 5/8" metal studs spaced @ 16" O.C. with 5/8" drywall each side.

6. New building standard 3'-0" x 7'-0" interior solid core oak or birch wood doors with metal frames and brushed aluminum lever latchset hardware as required in order to conform to new layout.

7. Existing building standard ceiling grid and acoustical ceiling tile is to remain as is throughout. Replace damaged, stained or broken tiles as required.

8. Existing lighting is to remain, rewired and relocated as required in order to conform to new layout. Replace damaged, stained or broken lens covers as may be required.

9. Exit signs and emergency lighting to be returned to working order and added as required.

10. Existing duplex wall outlets to be delivered in working order. New building standard duplex wall outlets where indicated on plan. Install one
      (1) dedicated duplex wall outlet in location as directed by Tenant.

11. Existing HVAC is to be delivered in good working order. Ductwork, registers and controls are to be modified and added, as required, in order to conform to new layout.

12. Building standard paint finish throughout. Color selection by Tenant from samples provided by Landlord. Limit one color per room or contiguous open area.

13. Building standard flooring to remain "as is" and be professionally cleaned.

14. Building standard VCT throughout the bathrooms and entry. Color selection by Tenant from samples provided by Landlord. Limit one (1) color per room or contiguous open area. Vinyl cove base throughout.

15. Landlord is not responsible for telephone, computer, data or communication wiring and all associated conduit and equipment required for such. Landlord is not responsible for the wiring or connecting of Tenants equipment unless noted above.

Landlord's work shall be deemed substantially completed notwithstanding the fact that (I) minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed or (II) portions of Landlord's work have not been completed because under good construction scheduling, such work should not be done after still incomplete finishing or other work to be done by Tenant is completed.

Any additional work that Tenant authorizes the Landlord to perform will be at the sole cost and expense of the Tenant and will include a fee of 15% of the actual cost to the Landlord for the Landlord's supervision and overhead. Tenant will execute a Work Authorization Form prepared by the Landlord and issue a check for the full amount of the cost of such work (including 15%) PRIOR to the Landlord performing any such work.

                                  SCHEDULE "C"
                             RENT PAYMENT DIRECTIONS

                               MAILING DIRECTIONS:

Rent sent through the U.S. Postal Service (other than by overnight delivery) shall be addressed as follows:

                             FIRST INDUSTRIAL, L.P.
                                 P.O. BOX 13581
                          NEWARK, NEW JERSEY 07188-3581

                              COMMERCIAL OVERNIGHT
                              DELIVERY DIRECTIONS:

Rent sent by a commercial overnight delivery service such as Federal Express, UPS, First Priority Overnight Mail or other comparable overnight delivery service shall be addressed as follows:

                     FIRST CHICAGO NATIONAL PROCESSING CORP.
                       300 HARMON MEADOW BLVD., 3RD FLOOR
                               SECAUCUS, NJ 07094
                      ATTN: FIRST INDUSTRIAL L.P. BOX 13581

NOTE: ALL CHECKS SHOULD BE MADE PAYABLE TO FIRST INDUSTRIAL, L.P.

                               LEASE SCHEDULE "D"

                               REQUIRED INSURANCE

      (a) "All-Risk" Property and Loss of Income Coverage for Tenant's Property. "All Risk" (i) property insurance on a replacement cost basis, covering all merchandise, movable non-structural partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to, or built into, the demised premises, which are installed in the demised premises by, or for the account of, Tenant without expense to Landlord and that can be removed without structural damage to the Property, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the demised premises (collectively, the "Tenant's Property"), all in an amount not less than the full replacement cost of all such property and (ii) rental loss insurance in an amount sufficient to assure that Landlord shall recover the loss of any rental income due and owing to Landlord from Tenant under the terms of this lease, which coverage shall provide such protection to Landlord for a period of not less than twelve (12) consecutive months. The total amount of the deductible required under each policy providing such coverage shall be no more than $1,000.00 per loss. Landlord shall be provided with reasonable proof of such coverage.

      (b) Liability Coverage. Commercial general public liability and comprehensive automobile liability (and, if necessary to comply with any conditions of this Lease, umbrella liability insurance) covering Tenant against any claims arising out of liability for bodily injury and death and personal injury and advertising injury and property damage occurring in and about the demised premises, and/or the Property and otherwise resulting from any acts and operations of Tenant, its agents and employees, with limits of not less than total limits of $2,000,000.00 per occurrence and $3,000,000.00 annual general aggregate, per location. The total amount of a deductible or otherwise self-insured retention with respect to such coverage shall be not more than $10,000.00 per occurrence. Such insurance shall include, inter alia: (i) "occurrence" rather than "claims made" policy forms unless such "occurrence" policy forms are not available; (ii) any and all liability assumed by Tenant under the terms of this lease, to the extent such insurance is available; (iii) premises medical-operations expenses in an amount not less than $5,000.00 per person, per accident; (iv) Landlord, Agent and any other parties designated by Landlord or Agent (including, but not limited to, its beneficiary, its general and limited partners, and Superior Mortgagees and/or Superior Lessors) shall be designated as Additional Insured(s) with respect to (x) the demised premises, and (y) all operations of Tenant, and (z) any property and areas and facilities of Landlord used by Tenant, its employees, invitees, customers or guests; and
(v) severability of insured parties and cross-liability so that the protection of such insurance shall be afforded to Landlord and its designees in the same manner as if separate policies had been issued to each of the insured parties.

      (c) Workers' Compensation Coverage. Workers' compensation and employer's liability insurance in the state in which the demised premises and any other operations of Tenant are located and any other state in which Tenant or its contractors or subcontractors may be subject to any statutory or other liability arising in any manner whatsoever out of the actual or alleged employment of others. The total limits of the employer's liability coverage shall be not less than the amounts specified in Subparagraph (b) above.

      (d) Other Coverage. Such other policy or policies as are either: (i) reasonably required of Landlord by any Superior

Mortgagee, Superior Lessor, or any other party having any interest in the Property; or (ii) deemed reasonably necessary by Landlord; or (iii) required by insurers by reasons of a change in Tenant's use of, or activities at, the demised premises.

All insurance policies required under this lease Schedule shall: (i) be issued by companies licensed to do business in the State in which the Property is located and reasonably acceptable to Landlord and any Superior Mortgagees, Superior Lessors and any other party having any interest in the Property; (ii) not be subject to cancellation or material change or non-renewal without at least thirty (30) days' prior written notice to Landlord and any other parties designated by Landlord (A) to be loss payee(s) or additional insured(s) under the insurance policies required from Tenant, or (B) to receive such notices;
(iii) be deemed to be primary insurance in relation to any other insurance maintained by Landlord or Agent; and (iv) at the sole option and discretion of Landlord, include other appropriate endorsements or extensions of coverage as would be required of Landlord by any Superior Mortgagees, Superior Lessors or any other party having any interest in the Property.

                                  SCHEDULE "E"
          INSURANCE CERTIFICATE HOLDER/ADDITIONAL INSUREDS/LOSS PAYEES

                               CERTIFICATE HOLDER:

                             FIRST INDUSTRIAL, L.P.
                             575 Underhill Boulevard
                                    Suite 125
                             Syosset, New York 11791
                              Attention: Operations

                  LOSS PAYEE (BUSINESS INTERRUPTION COVERAGE):

                             FIRST INDUSTRIAL, L.P.
                             311 South Wacker Drive
                                   Suite 4000
                             Chicago, Illinois 60606
                         Attention: Portfolio Management

                              ADDITIONAL INSUREDS:

                           FIRST INDUSTRIAL, L.P. and
                       FIRST INDUSTRIAL REALTY TRUST, INC.
                             311 South Wacker Drive
                                   Suite 4000
                             Chicago, Illinois 60606
                         Attention: Portfolio Management